Exhibit 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	Lex Gemas
Chief Operating Officer
212-590-6200

ICR
Jean Fontana
646-277-1214

dELiA*s, INC. ANNOUNCES

SECOND QUARTER FISCAL 2014 RESULTS

New York, NY – September 10, 2014 – dELiA*s, Inc. (NASDAQ: DLIA), an omni-channel retail company primarily marketing to teenage girls, today announced the results for its second quarter and first half of fiscal 2014.

Second Quarter Fiscal 2014 Highlights:

•	Total revenues decreased 22.4% to $25.7 million from $33.2 million in the second quarter of fiscal 2013. Comparable sales, including comparable store sales and direct-to-consumer sales decreased 17.5%. Comparable store sales decreased 12.4%.

•	Consolidated gross profit was 17.1% compared to 20.9% in the prior year quarter primarily due to the deleveraging of occupancy, merchandising and distribution costs.

•	Loss from continuing operations was $13.6 million compared to a loss from continuing operations for the second quarter of fiscal 2013 of $11.1 million.

Tracy Gardner commented, “During the second quarter we continued to execute on our strategic plan. We also made progress in laying the groundwork to develop a more relevant, engaging and integrated customer experience across all our channels. Our stores, website, and catalog increasingly represent the product and experience we believe will differentiate the dELiA*s brand to our customers. Our comparable store sales continued to improve each month of the quarter with higher gross margins. As we closed the second quarter, July comparable store sales were negative 7% and product margin dollars were flat, as our quality of sale has improved, yielding the better quality margin. We have key Fall categories

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

that are positive to last year that continue to grow in importance in the second half. These include tops, sweaters, pants, skirts and key fits in jeggings. Although the speed of our turnaround has been slower than anticipated, we’ve continued to make meaningful progress across many areas of our operations. The stores that best reflect our vision and execution are recovering traffic and producing better results. In addition, there are a number of stores that we have identified to improve both operations and execution that are not yet up to our standards and producing a drag on our results. We are intently focused on transforming from a catalog-centric business with stores and a website to a fully-integrated omni-channel experience. This transition is only now beginning to take hold and will be a continued focus of this organization. We expect the sequential trend to continue to improve and we maintain our belief that dELiA*s can fulfil its potential as an authentic brand with a unique competitive position in the marketplace. I want to thank our entire organization for their commitment and hard work in helping us to reach our potential.”

Second Quarter Fiscal 2014 Results

Total revenues for the second quarter of fiscal 2014 decreased 22.4% to $25.7 million from $33.2 million in the second quarter of fiscal 2013. Comparable sales decreased 17.5% primarily due to reduced website and mall traffic. Comparable store sales decreased 12.4%. In addition, catalog circulation for the second quarter of fiscal 2014 decreased 24.9% compared to the prior year quarter predominantly due to the reduction of a sale catalog and non-productive remails.

Gross profit, which includes distribution, occupancy and merchandising costs, was 17.1% for the second quarter of fiscal 2014 compared to 20.9% in the prior year period. The gross profit decline was primarily due to 500 basis points of deleverage of occupancy, merchandising and distribution costs on lower revenues. This was partially offset by a 150 basis point improvement in merchandise margin.

Selling, general and administrative (SG&A) expenses were $17.6 million, or 68.2% of revenues, in the second quarter of fiscal 2014 compared to $17.2 million, or 51.9% of revenues, in the prior year period. The SG&A expenses in dollars increased predominantly as a result of marketing initiatives related to our social media and e-commerce business as well as stock-based compensation expense. The increase in SG&A expenses as a percent of revenues reflects the deleveraging of selling, overhead, depreciation and stock-based compensation expenses on lower revenues.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

The operating loss for the second quarter of fiscal 2014 was $12.9 million compared to a loss of $10.1 million in the prior year period.

Loss from continuing operations for the second quarter of fiscal 2014 increased to $13.6 million, compared to a loss of $11.1 million for the second quarter of fiscal 2013.

The Company opened one store location and closed five store locations during the second quarter of fiscal 2014, ending the period with 95 stores.

Balance Sheet Highlights

At the end of the second quarter of fiscal 2014, cash and cash equivalents were $3.1 million compared with $4.2 million at the end of the second quarter of fiscal 2013. At the end of the second quarter of fiscal 2014, the Company had restricted cash of $8.3 million to support outstanding letters of credit. Availability under the Company’s credit facility with Salus Capital was $16.0 million as of the end of the second quarter of fiscal 2014, net of borrowings of $5.4 million.

Total net inventories at the end of the second quarter of fiscal 2014 were $29.2 million compared with $26.8 million at the end of the second quarter of fiscal 2013. The increase in net inventory at the end of the second quarter reflects a shift in the timing of receipts for Fall product.

During the second quarter of fiscal 2014, the Company received stockholder approval for an amendment to its certificate of incorporation to increase the number of authorized shares of common stock, allowing the Company to use $24.1 million in proceeds from the sale of secured convertible notes that occurred on February 18, 2014 through the conversion of the secured convertible notes into series B convertible preferred stock. The Company used a portion of the proceeds to reduce borrowings under its credit facility.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

First Six Month Fiscal 2014 Results

For the six-month period ended August 2, 2014, total revenue decreased 24.4% to $51.7 million from $68.3 million for the prior year period. Total gross margin was 19.2% compared to 22.4% for the prior year period. SG&A expenses were $34.0 million, or 65.9% of sales, for the first six months of fiscal 2014, compared to $34.7 million, or 50.8% of sales, for the prior year period.

The operating loss for the first six months of fiscal 2014 increased to $23.7 million, compared to a loss of $19.1 million for the first six months of fiscal 2013.

Loss from continuing operations for the first six months of fiscal 2014 increased to $25.2 million, compared to a loss of $20.3 million for the first six months of fiscal 2013.

Financial Presentation

dELiA*s, Inc. results for all periods presented reflect its former Alloy business as a discontinued operation. All financial results in this press release are for continuing operations only unless otherwise stated.

The Company identifies its operating segments according to how business activities are managed and evaluated. Prior to fiscal 2014, dELiA*s, Inc. had two reportable segments: retail stores and direct marketing. Beginning in fiscal 2014, the Company combined all channels under one management team which oversees the retail stores and online operations. The Company has determined that the two operating segments share similar economic and other qualitative characteristics and has therefore aggregated the results of the two operating segments into one reportable segment.

Conference Call and Webcast Information

A conference call to discuss second quarter fiscal 2014 results is scheduled for Wednesday, September 10, 2014 at 4:30 P.M. Eastern Time. The conference call will be webcast live at www.deliasinc.com. A replay of the call will be available through October 10, 2014 and can be accessed by dialing (877) 870-5176 and providing the pass code number 5699281.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

About dELiA*s, Inc.

dELiA*s, Inc. is an omni-channel retail company primarily marketing to teenage girls. It generates revenue by selling apparel, accessories and footwear to consumers through its website, direct mail catalogs and mall-based retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations and beliefs regarding its future strategic plans, goals, results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate,” “believe,” “estimate,” “expect,” “expectation,” “should,” “would,” “project,” “plan,” “predict,” “intend” and similar expressions are intended to identify such forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of future performance. For a discussion of risk factors that may affect the results, see the Company’s filings with the Securities and Exchange Commission, including Risk Factors in its most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The forward-looking statements included in this announcement are made as of the date hereof. The Company does not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

(unaudited)

	August 2, 2014	August 3, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,071	$4,204
Inventories, net	29,210	26,776
Prepaid catalog costs	1,225	1,553
Restricted cash	7,245	31,838
Other current assets	5,030	6,385

TOTAL CURRENT ASSETS	45,781	70,756
PROPERTY AND EQUIPMENT, NET	25,570	33,606
INTANGIBLE ASSETS, NET	2,419	2,419
RESTRICTED CASH	1,100	1,203
OTHER ASSETS	720	1,006

TOTAL ASSETS	$75,590	$108,990

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,221	$21,483
Bank loan payable	5,408	9,799
Accrued expenses and other current liabilities	8,261	11,618
Convertible notes payable	—	21,775
Accrued dividends payable	1,195	—
Income taxes payable	661	666

TOTAL CURRENT LIABILITIES	30,746	65,341
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES	6,804	9,229

TOTAL LIABILITIES	37,550	74,570

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred Stock, $.001 par value; 25,000,000 shares authorized:
Series B Convertible Preferred stock, (liquidation preference of $43,355) stated value $100 per share, $.001 par value: 441,000 shares designated and 421,600 and -0- shares issued and outstanding, respectively	0	—
Common Stock, $.001 par value; 200,000,000 shares authorized:
73,243,560 and 47,822,776 shares outstanding, respectively	73	48
Additional paid-in capital	181,128	114,449
Accumulated deficit	(143,157)	(80,040)
Treasury stock, at cost, 6,012 and 24,878 shares, respectively	(4)	(37)

TOTAL STOCKHOLDERS’ EQUITY	38,040	34,420

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$75,590	$108,990

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Three Months Ended
	August 2, 2014	% of Net Revenues	August 3, 2013	% of Net Revenues
NET REVENUES	$25,728	100.0%	$33,167	100.0%
Cost of goods sold	21,330	82.9%	26,233	79.1%

GROSS PROFIT	4,398	17.1%	6,934	20.9%

Selling, general and administrative expenses	17,550	68.2%	17,201	51.9%
Other operating income	(214)	-0.8%	(169)	-0.5%

TOTAL OPERATING EXPENSES	17,336	67.4%	17,032	51.4%

OPERATING LOSS	(12,938)	-50.3%	(10,098)	-30.4%
Interest expense	630	2.4%	987	3.0%

LOSS BEFORE INCOME TAXES	(13,568)	-52.7%	(11,085)	-33.4%
Provision for income taxes	22	0.1%	25	0.1%

LOSS FROM CONTINUING OPERATIONS	(13,590)	-52.8%	(11,110)	-33.5%
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	0.0%	(994)	-3.0%

NET LOSS	(13,590)	-52.8%	(12,104)	-36.5%

PREFERRED STOCK DIVIDENDS	(480)	-1.9%	—	0.0%

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(14,070)	-54.7%	$(12,104)	-36.5%

BASIC AND DILUTED LOSS PER SHARE:

LOSS FROM CONTINUING OPERATIONS	$(0.20)		$(0.35)

LOSS FROM DISCONTINUED OPERATIONS	$—		$(0.03)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(0.21)		$(0.38)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	68,202,471		32,025,171

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Six Months Ended
	August 2, 2014	% of Net Revenues	August 3, 2013	% of Net Revenues
NET REVENUES	$51,652	100.0%	$68,344	100.0%
Cost of goods sold	41,729	80.8%	53,044	77.6%

GROSS PROFIT	9,923	19.2%	15,300	22.4%

Selling, general and administrative expenses	34,042	65.9%	34,693	50.8%
Other operating income	(453)	-0.9%	(315)	-0.5%

TOTAL OPERATING EXPENSES	33,589	65.0%	34,378	50.3%

OPERATING LOSS	(23,666)	-45.8%	(19,078)	-27.9%
Interest expense	1,490	2.9%	1,172	1.7%

LOSS BEFORE INCOME TAXES	(25,156)	-48.7%	(20,250)	-29.6%
Provision for income taxes	46	0.1%	53	0.1%

LOSS FROM CONTINUING OPERATIONS	(25,202)	-48.8%	(20,303)	-29.7%
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	0.0%	(1,016)	-1.5%
NET LOSS	(25,202)	-48.8%	(21,319)	-31.2%
PREFERRED STOCK DIVIDENDS	(723)	-1.4%	—	0.0%

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(25,925)	-50.2%	$(21,319)	-31.2%

BASIC AND DILUTED LOSS PER SHARE:

LOSS FROM CONTINUING OPERATIONS	$(0.37)		$(0.64)

LOSS FROM DISCONTINUED OPERATIONS	$—		$(0.03)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(0.38)		$(0.67)

WEIGHTED AVERAGE BASIC AND DILUTED
COMMON SHARES OUTSTANDING	68,178,367		31,763,122

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Six Months Ended
	August 2, 2014	August 3, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,202)	$(21,319)
Loss from discontinued operations	—	(1,016)

Loss from continuing operations	(25,202)	(20,303)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,638	4,609
Amortization of deferred financing fees	143	674
Interest related to converted notes	570	—
Stock-based compensation	1,212	588
Changes in operating assets and liabilities:
Inventories	(9,689)	(1,936)
Prepaid catalog costs and other assets	903	(1,797)
Restricted cash	1,048	(11,266)
Income taxes payable	61	43
Accounts payable, accrued expenses and other liabilities	(3,152)	(5,568)

Total adjustments	(5,266)	(14,653)

Net cash used in operating activities of continuing operations	(30,468)	(34,956)
Net cash used in operating activities of discontinued operations	—	(1,266)

NET CASH USED IN OPERATING ACTIVITIES	(30,468)	(36,222)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,206)	(1,658)

Net cash used in investing activities of continuing operations	(2,206)	(1,658)
Net cash provided by investing activities of discontinued operations	—	2,591

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(2,206)	933

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of issuance costs	—	13,926
Proceeds from issuance of Series B preferred stock, net of issuance costs	18,515	—
Purchase of treasury stock	(4)	(37)
Payment of deferred financing fees	—	(1,007)
Net (repayments) borrowings on bank loan payable	(9,130)	9,799
Sale of notes payable, net of issuance costs	23,084	21,775
Restricted cash	—	(21,775)

NET CASH PROVIDED BY FINANCING ACTIVITIES	32,465	22,681

NET DECREASE IN CASH AND CASH EQUIVALENTS	(209)	(12,608)
CASH AND CASH EQUIVALENTS, beginning of period	3,280	16,812

CASH AND CASH EQUIVALENTS, end of period	$3,071	$4,204

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

SELECTED OPERATING DATA

(in thousands, except number of stores)

(unaudited)

	For The Three Months Ended			For The Six Months Ended
	August 2, 2014	August 3, 2013		August 2, 2014		August 3, 2013
Comparable sales (1)	(17.5%)	(17.1%)		(20.4%)		(13.4%)

Catalogs mailed (2)	3,215	4,282		7,378		9,194

Number of stores:
Beginning of period	99	103		101		104
Opened	1	1	**	2	*	2	***
Closed	5	1	**	8	*	3	***

End of period	95	103		95		103

Total gross sq. ft @ end of period	362.0	397.5		362.0		397.5

*	Totals include one store that was closed and relocated to an alternative site in the same mall during the first quarter of fiscal 2014.
**	Totals include one store that was closed and relocated to an alternative site in the same mall during the second quarter of fiscal 2013.
***	Totals include two stores that were closed and relocated to alternative sites in the same malls during the first half of fiscal 2013.

(1)	Comparable sales includes comparable store sales and direct-to-consumer sales
(2)	Restated to exclude the Alloy business